Exhibit 10.4

CONTRACT RELATING TO THE EXCLUSIVE PURCHASE

RIGHT OF AN EQUITY INTEREST

The Contract Relating to the Exclusive Purchase Right of An Equity Interest, dated as of May 9, 2004 (this “Contract”), is made in Beijing by and among:

(1) China Distance Education Limited (the “Party A”), a limited liability company incorporated and existing under the laws of Hong Kong;

(2) Zhu Zhengdong (the “Party B”), Citizen of the People’s Republic of China, holding the Identification Card of the PRC (No.: 320102196806142439), with resident address at Room 707, Building 7, Taiyueyuan, Haidian District, Beijing; and

(3) Beijing Champion Hi-Tech Co., Ltd. (the “Party C”), a limited liability company incorporated and existing under the laws of the PRC, with the address at Room 106 and Room 215, Tower A, Kemao Building, No.2 Qinghua East Road, Haidian District, Beijing.

As used in this Contract, Party A, Party B, and Party C is “the Party” respectively, and “Parties to the Contract” collectively.

WHEREAS,

1 Party B has the ownership of 79% equity interest in Party C.

2 Party C and Beijing Champion Distance Education Technology Co., Ltd., a 100% owned subsidiary company of Party A within PRC, entered into a series of contracts such as Exclusive Technical Support and Management Consulting Services Agreement.

NOW, THEREFORE, Parties to the Contract hereby agree as follows:

1.	Purchase and Sale of Equity Interest

Section	1.1 Authorization

Party B hereby irrevocably delivers to Party A or one or more persons designated by Party A (the “Designated Persons”), under the laws of the PRC, an irrevocable sole authority (“Purchase Right of Equity Interest”) to purchase (in accordance with steps decided by Party A or the Designated Persons and at the price specified in Section 1.3 hereof) at any time from Party B all or part of Party B’s equity interest in Party C.

Except for Party A and the Designated Persons, Party B shall not grant such right to any other party. Party C hereby agrees to the delivery of Purchase Right of Equity Interest from Party B to Party A. As specified in this Section and this Contract, “person” has the meaning of Natural Person, Corporation, Joint Venture, Partnership, Enterprise, Trust or Non-Corporation Organization.

Section 1.2 Steps

The performance of Purchase Right of Equity Interest by Party A shall be upon and subject to the laws and regulations of PRC. Party A shall send a written notice (the “Notice of Purchase of Equity Interest”) to Party B upon its performance of Purchase Right of Equity Interest, the Notice of Purchase of Equity Interest shall have the following contents:

(a)	Party A’s decision about the performance of purchase right;

(b) The Equity Interest to be purchased by Party A from Party B (the “Purchased Equity Interest”);

(c) Purchase Date/Equity Interest Transfer Date.

Section 1.3 Purchase Price

Except evaluation is required by laws, the price of the Purchased Equity Interest (“Purchase Price”) shall be an equivalent of the actual amount of the Purchased Equity Interest contributed by Party B or other price allowed by laws or agreed between Party A and Party B at that time. The Purchase Price is subject to applicable laws and regulations of PRC.

Section 1.4 Transfer of the Purchased Equity Interest

Every time upon Party A’s performance of the Purchase Right of Equity Interest:

(a) Party B shall urge Party C to convene the shareholders meeting, and during the meeting, to pass the decision or resolution to transfer the equity interest from Party B to Party A and/or the Designated Persons;

(b) Party B shall, upon the terms and conditions of this Contract and the Notice of Purchase of Equity Interest, enter into Equity Interest Transfer Contract with Party A (or, in applicable situation, the Designated Persons);

(c) The relevant parties shall execute all other requisite contracts, agreements or documents, acquire all requisite approval and consent of the government, and, without any security interest, perform all requisite action to transfer the valid ownership of the Purchased Equity Interest to Party A and/or the Designated Person, and to make Party A and/or the Designated Person to be the registered owner of the Purchased Equity Interest. For the purpose of this Section and this Contract, “Security Interest” has the meaning of security, mortgage, right or interest of the third party, any purchase right of equity interest, right of acquisition, pre-emptive right, set-off right, ownership detainment or other security arrangements. To further define the meaning, it does not include the share pledge made for the interest of Beijing Champion Distance Education Technology Co., Ltd., a subsidiary company of Party A in PRC and the security interest agreed in writing by Party A and Beijing Champion Distance Education Technology Co., Ltd. in advance.

Section 1.5 Payment

When exercising the Purchase Right of Equity Interest, Party A shall pay for the Purchase Price in cash or method agreed by Party A and Party B, and the payment method shall be in compliance with the PRC laws at that time.

2. Undertakings Relating to Equity Interest

Section	2.1 Undertakings of Party C

Party C hereby undertakes:

(a) Without prior written consent by Party A or Beijing Champion Distance Education Technology Co., Ltd., Party A’s subsidiary in PRC, not, in any form, to complement, change or renew the Articles of the Association of Party C, to increase or decrease registered capital of the corporation, or to change the structure of the registered capital in any other forms;

(b) Following good finance and business standard and tradition, to maintain the existence of the corporation and prudently and effectively operate business and process affairs;

(c) Without prior written consent by Party A or Beijing Champion Distance Education Technology Co., Ltd., Party A’s subsidiary in PRC, not, from the execution date of this Contract, to sell, transfer, mortgage or dispose in any other form any assets, legitimate or beneficial interest of business or income of Party C, or to approve any other security interest set on it;

(d) Without prior written notice by Party A or Beijing Champion Distance Education Technology Co., Ltd., Party A’s subsidiary in PRC, no debt shall take place, be inherited, be guaranteed, or be allowed to exist, with the exception of: (i) debt from normal or daily business but not from borrowing; and (ii) debt having been disclosed to Party A or having gained written consent from Party A;

(e) To normally operate all business to maintain the asset value of Party C, without doing or otherwise any taking action that sufficiently adversely affects the operation and asset value;

(f) Without prior written consent by Party A or Beijing Champion Distance Education Technology Co., Ltd., Party A’s Subsidiary in PRC, not to enter into any material contract with a value more than RMB 300 thousand, with the exception of the contract entered into during the normal business;

(g) Without prior written consent by Party A or Beijing Champion Distance Education Technology Co., Ltd., Party A’s subsidiary in PRC, not to provide loan or credit loan to anyone;

(h) Upon the request of Party A, to provide all operation and finance materials of Party C;

(i) Party C purchases and holds all insurance from the insurance company accepted by Party A, the insurance amount and category shall be the same with those held by the companies in the same area, operating the similar business and owning the similar properties and assets;

(j) Without prior written consent by Party A or Beijing Champion Distance Education Technology Co., Ltd., Party A’s subsidiary in PRC, not to merge or associate with any Person, or purchase any Person or invest in any Person;

(k) To immediately notify Party A the occurrence or the probable occurrence of the litigation, arbitration or administrative procedure related to the assets, business and income of Party C;

(l) In order to keep the ownership of Party C to all its assets, to execute all requisite or appropriate documents, take all requisite or appropriate action, and advance all requisite or appropriate accusation, or make requisite or appropriate plea for all claims;

(m) Without prior written notice by Party A, not to assign stock interests to shareholders in any form, but once requested by Party A, to assign all or part of its assignable profits to their own shareholders;

Section 2.2 Undertakings of Party B

Party B undertakes:

(a) Without prior written consent by Party A or Beijing Champion Distance Education Technology Co., Ltd., Party A’s subsidiary in PRC, not, from the execution date of this Contract, to sell, transfer, mortgage or dispose in any other form any legitimate or beneficial interest of equity interest, or to approve any other security interest set on it, with the exception of the share pledge made for the interest of Beijing Champion Distance Education Technology Co., Ltd., a subsidiary of Party A in PRC;

(b) Not to or to cause the authorized representative(s) commissioned by it not to approve at the Board of Shareholders to, with no prior written notice by Party A or Beijing Champion Distance Education Technology Co., Ltd., Party A’s subsidiary in PRC, sale, transfer, mortgage or dispose in any other form any legitimate or beneficial interest of equity interest, or to approve any other security interest set on it, with the exception of the share pledge made for the interest of Beijing Champion Distance Education Technology Co., Ltd., a subsidiary of Party A in PRC;

(c) Not to or to cause the authorized representative(s) commissioned by it not to approve at the Board of Shareholders Party C to, with no prior written notice by Party A or made for the interest of Beijing Champion Distance Education Technology Co., Ltd., a subsidiary of Party A in PRC, merger or associate with any Person, or purchase any Person or invest in any Person;

(d) To immediately notify Party A the occurrence or the probable occurrence of the litigation, arbitration or administrative procedure related to the equity interest owned by it;

(e) To or to cause the authorized representative(s) commissioned by it to vote to approve at Board of Shareholders the transfer of the Purchased Equity Interest subject to this Contract;

(f) In order to keep its ownership of the equity interest, to execute all requisite or appropriate documents, take all requisite or appropriate action, and advance all requisite or appropriate accusation, or make requisite or appropriate plea for all claims;

(h) Upon the request of Party A at any time, to immediately transfer its equity interest to Party A or the representative designated by Party A unconditionally and abandon its pre-emptive right to the equity interest transferred from another available shareholder of Party C to Party A or the representative designated by Party A;

(i) To prudently comply with the terms and conditions of this Contract and other contracts entered into collectively or respectively by Party B, Party C and Party A and Beijing Champion Distance Education Technology Co., Ltd., to actually perform all obligations under these contracts, without doing or otherwise taking any action that sufficiently affects the validity and enforceability of these contracts;

3. Representations and Warranties

Representations and Warranties of Party B and Party C

Dated as of the execution date of this Contract and every transfer date, Party B and Party C hereby represents and warrants collectively and respectively to Party A as follows:

(a) It has the right and ability to enter into and deliver this Contract, and any equity interest transfer contract (“Transfer Contract”, respectively) having it as a party, for every single transfer of the purchased equity interest according to this Contract, and to perform its obligations under this Contract and any Transfer Contract. Upon execution, this Contract and the Transfer Contracts having it as a party constitute a legal, valid and binding obligation of it which can be enforceable against it in accordance with the terms;

(b) The execution or delivery of this Contract and any Transfer Contract and performance of the obligations under this Contract and any Transfer Contract do not: (i) cause to violate any relevant laws of PRC; (ii) constitute a conflict with its Articles of Association or other organizational documents; (iii) cause to breach any contract or instruments to which it is a party or having binding obligation on it, or constitute breaching of any contract or instruments to which it is a party or having binding obligation on it; (iv) cause to violate relevant granting of any permit or approval to it and/or any continuing valid condition; or (v) cause any consent or approval granted to it to be suspended, removed, or into which other requests be added;

(c) Party B bears the good and sellable ownership of its equity interest in Party C. Party B does not set any security interest on the said equity interest, with the exception of the share pledge made for the interest of Beijing Champion Distance Education Technology Co.,

Ltd., a subsidiary of Party A in PRC and the share pledge agreed by Party A and Beijing Champion Distance Education Technology Co., Ltd.;

(d) Party C does not have any outstanding debt, with the exception of (i) debt from its normal business; and (ii) debt having been disclosed to Party A and having gained written consent from Party A;

(e) Party C abides by all laws and regulations applicable to the purchase of assets;

(f) No litigation, arbitration or administrative procedure relating to equity interest, assets of Party C or the corporation is underway or to be decided or to probably take place.

4.	Effective Date

This Contract shall be effective from the execution date, with the period of 10 years, and can be extended to another 10 years by the choice of Party A.

5.	Applicable Law and Dispute Resolution

Section 5.1 Applicable Law

The execution, validity, construing and performance of this Contract, and resolution of the disputes under this Contract, shall be governed by the laws of PRC.

Section 5.2 Dispute Resolution

Any dispute arising from the construing and performance of this Contract shall be settled through friendly negotiation between the parties of this Contract. If no settlement can be reached after such negotiation within thirty (30) days after the date of the written notice sent by one party to the other requesting to settle the dispute, then each party shall have the right to refer the matter to China International Economic and Trade Arbitration Commission, for settlement by arbitration according to the valid arbitration rules at the appointed time. The arbitration shall take place in Beijing. The arbitration awards is final, and is binding to both parties of this Contract.

6.	Taxes and Expenses

Every party shall, according to laws of PRC, bear any and all transfer and registration taxes, costs and expenses for the preparation and execution of this Contract and all Transfer Contracts, and those arising from or imposed on the party, to complete the transactions of this Contract and all Transferring Contracts.

7.	Notices

This Contract requires that notices or other communications sent by any party or company shall be written in Chinese, and be delivered in person, by mail or fax to other parties at the following addresses or other specified addresses noticed by other parties to the party from time to time. The date when the notice is deemed to be duly delivered shall be confirmed as follows: (a) for notices delivered in person, the date of delivery shall be deemed as having been duly given or made; (b) for notices delivered by mail, the tenth day of the delivery date of air certified mail with postage prepaid (as shown on stamp) or the forth day of the delivery date to the international professional courier company shall be deemed as having been duly given or made; and (c) for notices by telecopy, the receipt date showed on the delivery confirming paper of the relevant document shall be deemed as having been duly given or made.

Party A: Beijing Distance Education Limited

Address: Room 1501 to 1503, Building 15, Zhidi Square Gaoluoshida Building, No.11 Bida

Street, Zhonghuan, Hong Kong

Party B: Zhu Zhengdong

Address: Room 707, Building 7, Taiyueyuan, Haidian District, Beijing

Party C: Beijing Champion Hi-Tech Co., Ltd.

Address: Room 106 and Room 215, Tower A, Kemao Building, No.2 Qinghua East Road,

Haidian District, Beijing

8.	Confidentiality

Both the parties admit and confirm any oral or written materials exchanged by the parties relating to this Contract are confidential. Both parties shall maintain the secrecy and confidentiality of all such materials. Without written approval by the other party, the party shall not disclose to any third party any relevant materials, but with the exception of the following: (a) the public know or may know such materials (but not disclosed by the party accepting the materials); (b) materials needed to be disclosed subject to applicable ordinances ; or (c) any party necessarily discloses materials to its legal or financial consultant relating the transaction of this Contract, and this legal or financial consultant shall have the obligation of confidentiality similar to that set forth in this Section. The breach of the obligation of confidentiality by staff or employed institution of any party shall be deemed as the breach of such obligation by that party, and by whom the liabilities for breach shall be bored. No matter this Contract may terminate by any reason, this Section shall continue to be in force and effect.

9.	Further Warranties

The Parties to the Contract agree to promptly execute documents reasonably requisite to the performance of the provisions and the aim of this Contract or documents beneficial to it, and to take actions reasonably requisite to the performance of the provisions and the aim of this Contract or actions beneficial to it.

10.	Miscellaneous

Section 10.1 Amendment, Modification and Supplement

Amendment, modification and supplement of this Contract shall be subject to the written agreement executed by each party.

Section 10.2 Observance of Laws and Regulations

The parties of the contract shall observe and ensure the operation of each party fully observe all laws and regulations of PRC officially published and publicly gainable.

Section 10.3 Entire Contract

Except for a written amendment, supplement and modification to this Contract following the date of execution, this contract constitutes the entire contract of the parties hereto with respect to the object hereof and supersedes all prior oral or written agreements, representation and contracts with respect to the object hereof.

Section 10.4 Headings

The headings contained in this Contract are for convenience of reference only and shall not affect the interpretation, explanation or in any other way the meaning of the provisions of this Contract.

Section 10.5 Language

This Agreement is executed by Chinese in three copies.

Section 10.6 Severability

If any one or more provisions of this Contract are judged as invalid, illegal or non-enforceable in any way according to any laws or regulations, the validity, legality and enforceability of other provisions hereof shall not be affected or impaired in any way. All parties shall, through sincere consultation, urge to replace those invalid, illegal or non-enforceable provisions with valid ones, and from such valid provisions, similar economic effects shall be tried to reach as from those invalid, illegal or non-enforceable provisions.

Section 10.7 Successor

This Contract shall bind and benefit the successor of each party and the transferee allowed by each party.

Section 10.8 Survival

(a) Any obligations arising out of, or becoming due as a result of, this Contract, prior to the expiration or early termination of this Contract shall continue to be effective following the expiration or early termination of this Contract.

(b) Section 5, Section 8 and Section 10.8 hereof shall continue in force and effect after the termination of this Contract.

Section 10.9 Waiver

Any party to this Contract may waive the terms and conditions of this Contract. Such waiver shall be valid only if set forth in an instrument in writing and signed by the party or parties to be bound thereby. Any waiver by a party to the breach hereof by other parties in certain situation shall not be construed as a waiver to any similar breach by other parties in other situation.

Signing Page

IN WITNESS THEREFORE, the parties hereof have caused the Contract Relating to the Exclusive Purchase Right of An Equity Interest to be executed by their duly authorized representatives as of the date first written above.

Party A: China Distance Education Limited

By:	Yin Baohong
Title:

Party B: Zhu Zhengdong

By:	Zhu Zhengdong
Name:

Party C: Beijing Champion Hi-Tech Co., Ltd.

By:	Sun Hongfeng
Title: